Exhibit 3.40

Number: BC0771090

CERTIFICATE

OF

CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that 0771090 B.C. LTD. changed its name to ACCESS GAS SERVICES INC. on October 6, 2006 at 03:22 PM Pacific Time.

Issued under my hand at Victoria, British Columbia On October 6, 2006

RON TOWNSHEND
Registrar of Companies
Province of British Columbia
Canada

Date and Time:  October 6, 2006 3:23 PM Pacific Time

Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.gc.ca	Mailing Address: PO Box 9431 Stn Prov Govt. Victoria BC V8W 9V3	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

Notice of Alteration

FORM 11

BUSINESS CORPORATIONS ACT

Section 257

Filed Date and Time:	October 6, 2006 03:2 PM Pacific Time

Alteration Date and Time	Notice of Articles Altered on October 6, 2006 03:22 PM Pacific Time

NOTICE OF ALTERATION

Incorporation Number:	Name of Company:

BC0771090	0771090 B.C. LTD.

Name Reservation Number:	Name Reserved:

NR6610170	ACCESS GAS SERVICES INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From:	To:

0771090 B.C. LTD.	ACCESS GAS SERVICES INC.

1

Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.gc.ca	NOTICE OF ALTERATION FORM 11 - BC COMPANY Section 257 (4) Business Corporations Act

Telephone: 250 356 - 8626

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the Business Corporations Act requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FIPPA)

The personal information requested on this form is made available to the public under the authority of the Business Corporations Act. Questions about how the FIPPA applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries
at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A.	INCORPORATION NUMBER OF COMPANY

BC0771090

B.	NAME OF COMPANY

0771090 B.C. LTD.

C.	ALTERATIONS TO THE NOTICE OF ARTICLES

Please indicate what information on the Notice of Articles is to be altered: (“altered” means create, add to, vary or delete)

☒	Company name	☐	Date of a Resolution or Court Order
(applies to special rights or restrictions only)
☐	A translation of company name
		☐	Authorized Share Structure
☐	Pre-existing Company Provisions

D.	ALTERATION EFFECTIVE DATE — Choose one of the following:

☒	The alteration is to take effect at the time that this notice is filed with the registrar.

☐	The alteration is to take effect at 12:01 a.m. Pacific Time on being a date that is not more than ten days after the date of the filing of this notice.

☐	The alteration is to take effect at ☐ a.m. or ☐ p.m. Pacific Time on being a date and time that is not more than ten days after the date of the filing of this notice.

E.	CHANGE OF COMPANY NAME

The company is to change its name from 0771090 B.C. Ltd. To (choose one of the following):

☒ Access Gas Services Inc. This name has been reserved for the company under name reservation number or

☐ A name created by adding “B.C. Ltd.” after the incorporation number of the company.

F.	TRANSLATION OF COMPANY NAME

Set out every new translation of the company name, or set out any change or deletion of an existing translation of the company name to be used outside of Canada.

Additions:  Set out every new translation of the company name that the company intends to use outside of Canada.

Rev. 2005/3/3

FORM 11 — Leitch Systems Design Inc. — Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia — © 2004

1

Changes: Change the following translation(s) of the company name:
PREVIOUS TRANSLATION OF THE COMPANY NAME	NEW TRANSLATION OF THE COMPANY NAME

Deletions: Remove the following translation(s) of the company name:

G.	PRE-EXISTING COMPANY PROVISIONS (refer to Part 17 and Table 3 of the Regulation under the Business Corporations Act)

Complete this item only if the company has resolved that none of the Pre-existing Company Provisions are to apply to this company.

☐ The company has resolved that the Pre-existing Company Provisions are no longer to apply to this company.

H.	AUTHORIZED SHARE STRUCTURE

Set out the date of each resolution or court order altering special rights or restrictions attached to a class or series of shares.

YYYY / MM / DD

Set out the new authorized share structure

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
Identifying name of class or series of shares	MAXIMUM NUMBER OF SHARES AUTHORIZED OR NO MAXIMUM NUMBER	PAR VALUE OR WITHOUT PAR VALUE	TYPE OF CURRENCY	YES/NO

I.	CERTIFIED CORRECT — I have read this form and found it to be correct.

Set out the date of each resolution or court order altering special rights or restrictions attached to a class or series of shares.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	DATE SIGNED YYYY / MM /DD

	X	2006/10/

2